Exhibit 99.1

Advent Technologies Reports Q1 2022 Results

•	Q1 revenue of $1.3 million and income from grants of $0.5 million, for a total of $1.8 million.
•	Net loss in Q1 of $(4.1) million or $(0.08) per share.
•	Company holds cash reserves of $59.3 million as of March 31, 2022.
•	Advent’s next-generation MEA has been provided for testing to select strategic partners.
•	New contracts for advanced electrochemistry components with manufacturers of clean power generation and energy storage solutions.

BOSTON, MA. – May 12, 2022 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent” or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, today announced consolidated financial results for the three months ended March 31, 2022.  All amounts are in U.S. dollars unless otherwise noted and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Q1 2022 Financial Highlights
(all comparisons are to Q1 2021, unless otherwise stated)

•
Revenue of $1.3 million and income from grants of $0.5 million in the first quarter of 2022. The total of revenue and income from grants of $1.8 million is an increase of 16% from the comparable total in the prior year first quarter.

•
Operating expenses of $12.6 million, a year-over-year increase of $4.7 million, primarily due to costs related to the accelerated growth of the Company from the acquired businesses; increased staffing and costs to operate as a public company; higher R&D costs; and stock-based compensation expenses.

•	Net loss was $(4.1) million, and adjusted net loss was $(12.5) million. Adjusted net loss excludes a $8.4 million gain from the change in the fair value of outstanding warrants.
•	Net loss per share was $(0.08).
•
Cash reserves were $59.3 million as of March 31, 2022, a decrease of $20.5 million from December 31, 2021, driven by the increased level of R&D and administrative and selling expenses, as well as annual insurance renewals and incentive compensation payouts during the quarter.

“The consolidation of our operations, which will continue throughout 2022, has accelerated our focus across the value chain from advanced fuel cell components to fuel cell systems,” said Dr. Vasilis Gregoriou, Chairman and CEO of Advent Technologies.  “We have seen our pipeline develop this quarter, both in terms of opportunity size and from the demand for our technology and products.  We remain confident that we are on a firm path for growth as we deliver efficient solutions for clean energy and decarbonization to a variety of key markets.”

Q1 2022 Financial Summary

(in Millions of US dollars, except per share data)	Three Months Ended March 31,

	2022	2021	$ Change

Revenue, net	$1.26	$1.49	$(0.23)
Gross Profit / (Loss)	$(0.26)	$1.14	$(1.40)
Gross Margin (%)	(21)%	77%

Operating Income/(Loss)	$(13.10)	$(6.96)	$(6.14)
Net Income/(Loss)	$(4.10)	$2.91	$(7.01)
Net Income/(Loss) Per Share (Basic)	$(0.08)	$0.08	$(0.16)
Net Income/(Loss) Per Share (Diluted)	$(0.08)	$0.07	$(0.15)

Non-GAAP Financial Measures
Adjusted EBITDA – Excl Warrant Adjustment and One-Time Transaction Related Expenses	$(11.99)	$(0.89)	$(11.10)
Adjusted Net Income / (Loss) – Excl Warrant Adjustment and One-Time Transaction Related Expenses	$(12.48)	$(0.99)	$(11.49)

Cash and Cash Equivalents	$59.3

For a more detailed discussion of Advent’s first quarter 2022 results, please see the Company’s financial statements and management’s discussion & analysis, which are available at ir.advent.energy.

The financial results include non-GAAP financial measures.  These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached appendix tables.

Q1 2022 Business Updates

Advent’s Next-Generation MEAs (“Advent MEA”):  On March 14, 2022, Advent announced the availability of its next-generation MEA.  These MEAs have already been provided for testing to select strategic partners.  The Advent MEA is currently being developed within the framework of L’Innovator, Advent’s joint development program with the U.S. Department of Energy’s Los Alamos National Laboratory, Brookhaven National Laboratory, and National Renewable Energy Laboratory.  The milestones already achieved include accelerated stress testing that has confirmed the potential for significant (>5x) improvement in lifetime versus current HT-PEM MEAs, and, strong potential for 2x and 3x power density increase versus current HT-PEM MEAs.  Advent is in discussions for various joint development agreements in the genset, heavy duty automotive, marine and aviation markets.  Advent intends to scale-up the production capacity of the Advent MEA in the order of 100s of kilowatts (fuel cell power equivalent) per month in mid-2023 and megawatts per month by the end of 2023.  Advent also intends that both its own products (SereneU, Honey Badger, MZERØ) and third-party products will be able to use the new Advent MEAs in mass-production as soon as 2024.  Due to the high-temperature operation, Advent’s MEAs can work with impure hydrogen that can be reformed onboard from methanol, natural gas, and other renewable fuels.  The Advent MEA is expected to redefine the MEA market globally and further validate Advent’s leading position in the electrochemistry components business.

New Membrane Electrode Assembly (“MEA”) Contracts:  On February 15, 2022, Advent announced the signing of new contracts with manufacturers of clean power generation and energy storage solutions for the delivery of advanced electrochemistry components.  The contracts have a combined value of $2.2 million.  Advent began delivering the electrochemistry components in the fourth quarter of 2021 and deliveries are expected to continue to September 2022.  The vast majority of the new business is from customers based in North America.  Advent’s electrochemistry components business includes electrodes, membranes and MEAs.  These components are critical for fuel cells, electrolysers, and long-duration energy storage such as flow batteries.  The performance of these components defines the lifetime, efficiency, weight and ultimately, a substantial portion of the cost of the end electrochemistry products.  Advent is continuously innovating in the area of electrochemical components.  Advent’s electrochemistry materials R&D is based in Boston, Massachusetts, with synthesis and manufacturing capabilities in Europe.  Advent is expanding its production capabilities through the development of a new facility at the Hood Park campus in Charlestown, Massachusetts, which will focus primarily on the development and production of the next-generation of fuel cell components.

Distribution and Service Agreement with Calscan Solutions (“Calscan”):  On January 10, 2022, Advent announced that it signed a distribution and service agreement with Calscan, a Canadian industrial service company focused in the oil field industry with a number of products, including methane emissions mitigation instrumentation and controls, as well as services including test data processing, rentals, repair, and data processing.  The agreement details Calscan’s plans to market, resell, install, and service the Advent M-ZERØ™ and SereneU fuel cell products to address the demand for electric systems in the oil and gas sector.  Current regulatory pressure is focused on targets which will aggressively reduce oil and gas industry methane emissions throughout Canada. Advent’s product portfolio, including the M-ZERØ™ and SereneU fuel cell products, aim to drop wellhead methane emissions to zero, increase well productivity and safety, and decrease maintenance costs in North American well sites.  Advent’s products realize a significant carbon advantage over conventional diesel remote power generation technology and can be deployed in more extreme environments than solar panels and electric battery systems.  The Advent M-ZERØ™ can also work with current systems to enhance their reliability and ensure that systems continue to operate, creating additional value-added opportunities for customers.  The Advent M-ZERØ™ products, designed specifically to generate power in remote environments, will offer the ability to drop methane emissions to effectively zero where they replace methane polluting pneumatic injection technology.  The overall methane emissions related to wellheads approaches 40 million tons of carbon dioxide emissions per year, which is equivalent to the carbon footprint of more than eight million passenger cars.  M-ZERØ™ will initially be featured mainly in Canada and the United States with the aim of providing remote power to up to 185,000 oil and gas wellheads.

Upgrade of Globe Telecom, Inc. (“Globe”) sites:  On January 18, 2022, Advent announced that, within the framework of its long-lasting collaboration with Globe, it is upgrading various sites for Globe in the Philippines with 10kW SereneU fuel cell systems, enabling Globe to reach its ambitious targets for reduced CO2 emissions.  By deploying Advent’s SereneU fuel cells, Globe aims to reduce carbon emissions across its network, consume cleaner fuel in smaller quantities, achieve lower emissions, and maintain energy-efficient heat removal.  Advent’s SereneU fuel cells produce fewer emissions than traditional generator sets, and operate almost silently, thereby providing a system with a low footprint to surrounding areas and communities.  Depending on the fuels used, the systems can become close to CO2 neutral, as well as being easier to store and transport.  Advent’s SereneU systems also have higher temperature and environmental conditions tolerance, ensuring uninterrupted back-up power and stronger resilience against extreme environments such as typhoons, monsoon rains, and even long dry seasons.  By using fuel cells in its green transition, Globe complies not only with regulations and its own ambitions for best environmental practices but also secures several competitive advantages.  Globe’s commitment to establishing science-based targets and net-zero emissions by 2050 is in line with the Paris Agreement and #RacetoZero.  The Paris Agreement aims to limit global warming to 1.5 degrees Celsius compared to pre-industrial levels.  #RacetoZero is the UN-backed global campaign rallying non-state stakeholders to take rigorous and immediate action to halve global emissions by 2030 and deliver a net zero-carbon emitting world by 2050.  All of Globe’s initiatives in the green transition reflect its commitment to the UN’s Sustainable Development Goals (SDG), including SDG 12 “Sustainable Consumption and Production”, which relates to achieving economic growth and sustainable development by urgently reducing the ecological footprint.

Memorandum of Understanding (“MoU”) with Electric Ship Facilities B.V. (“ESF”):  On February 23, 2022, Advent announced the signing of a MoU with ESF, a Dutch based business with over 15 years of experience in electric and hybrid propulsion systems and energy systems for recreational and commercial purposes.  Under the agreement, ESF commits to becoming a future distributor of Advent’s SereneU fuel cell products, further strengthening its portfolio of innovative CO2 reducing technologies.  ESF offers demonstrations and state-of-the-art components, helping its customers significantly reduce emissions and achieve energy efficiency.  This new collaboration will enable Advent to facilitate trial processes and fuel cell configurations for both land-based and maritime applications, with the initial geographic focus being Benelux, Germany, Switzerland and Austria.  Advent’s SereneU fuel cells are currently being used for demonstrations within the framework of the Green Shipping Wadden Sea Program, an initiative coordinated by FME (a Dutch association of enterprises in the industrial sector), having ESF as one of its founding companies.  The Green Shipping Wadden Sea Program aims to accelerate innovations in the field of CO2-neutral and fossil-free shipping for the Wadden Sea fleet, as well as to develop the associated port facilities and infrastructure, and to secure governmental pathways promoting the transition towards innovative CO2 reducing technologies.

Preliminary Strategic Agreement with Daiden Equipment Sdn Bhd (“Daiden”):  On March 17, 2022, Advent announced that it entered into a preliminary strategic agreement with Daiden, a leading power generation and industrial equipment provider in Malaysia.  Daiden has declared its intention to become a distributor of Advent’s SereneU fuel cell products.  This will enhance the promotion of Daiden’s clean power generation sources and actively support the ongoing green energy transition efforts in Malaysia.  Advent has already shipped units of its SereneU fuel cell products to Daiden for testing and evaluation.  Once these tests have been completed, Daiden and Advent will determine the best strategic approach for the introduction of Advent’s methanol-based fuel cells to the Malaysian market.

Dr. Gregoriou concluded, “Advent made significant progress during 2021, and in this time we strengthened our technology position and augmented our product offering.  This growth strategy has now started to bear fruit in 2022, reflected by strong customer interest in our technology and product portfolio, and, a growing pipeline.  We will continue to consolidate our business with a view to maximizing efficiency and effectiveness throughout our global operations, and to focus on core markets and significant projects.  The White Dragon and Green HiPo projects are progressing and we believe that, if approved, each will have a significant impact on the implementation of green energy in Europe, shifting power generation and reliability away from traditional fuel sources.  I remain confident in the potential of Advent and our technology, and I am very optimistic that we will continue to increase market share as economies embrace clean energy and decarbonization.”

Conference Call

The Company will host a conference call on Thursday, May 12, 2022, at 9:00 AM ET to discuss its results.

To access the call please dial (888) 660-6182 from the United States, or (929) 203-0891 from outside the U.S.  The conference call I.D. number is 3273042.  Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can also be accessed via phone through May 26, 2022, by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S.  The conference I.D. number is 3273042.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems, and the critical components for fuel cells in the renewable energy sector.  Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany and the Philippines.  With around 190 patents issued, licensed and pending for its fuel cell technology, Advent holds the IP for next-generation HT-PEM that enable various fuels to function at high temperatures and under extreme conditions – offering a flexible option for the automotive, aviation, defense, oil and gas, marine, and power generation sectors.  For more information, please visit  www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees, and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, as well as the other information we file with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties.  The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP throughout this press release, the Company has provided non-GAAP financial measures - Adjusted Net Income / (Loss) and Adjusted EBITDA - which present results on a basis adjusted for certain items.  The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.  The Company believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.  These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP.  The use of the terms Adjusted Net Income / (Loss) and Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  These measures are reconciled from the respective measures under GAAP in the appendix below.

Contacts

Naiem Hussain
nhussain@advent.energy

Chris Kaskavelis
press@advent.energy

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ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of
ASSETS	March 31, 2022 (Unaudited)	December 31, 2021
Current assets:
Cash and cash equivalents	$59,282	$79,764
Accounts receivable	2,806	3,139
Contract assets	1,090	1,617
Inventories	9,211	6,958
Prepaid expenses and Other current assets	10,235	5,873
Total current assets	82,624	97,351
Non-current assets:
Goodwill	30,030	30,030
Intangibles, net	22,657	23,344
Property and equipment, net	8,964	8,585
Other non-current assets	2,523	2,475
Deferred tax assets	1,374	1,246
Total non-current assets	65,548	65,680
Total assets	$148,172	$163,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	$5,474	$4,837
Deferred income from grants, current	192	205
Contract liabilities	558	1,118
Other current liabilities	7,963	12,515
Income tax payable	192	196
Total current liabilities	14,379	18,871
Non-current liabilities:
Warrant liability	1,997	10,373
Deferred tax liabilities	2,197	2,500
Defined benefit obligation	95	90
Other long-term liabilities	956	996
Total non-current liabilities	5,245	13,959
Total liabilities	19,624	32,830
Commitments and contingent liabilities
Stockholders’ equity
Common stock ($0.0001 par value per share; Shares authorized: 110,000,000 at March 31, 2022 and December 31, 2021; Issued and outstanding: 51,253,591 and 51,253,591 at March 31, 2022 and December 31, 2021, respectively)	5	5
Preferred stock ($0.0001 par value per share; Shares authorized: 1,000,000 at March 31, 2022 and December 31, 2021; nil issued and outstanding at March 31, 2022 and December 31, 2021)	-	-
Additional paid-in capital	167,755	164,894
Accumulated other comprehensive loss	(1,691)	(1,273)
Accumulated deficit	(37,521)	(33,425)
Total stockholders’ equity	128,548	130,201
Total liabilities and stockholders’ equity	$148,172	$163,031

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	Three months ended March 31, (Unaudited)
	2022	2021
Revenue, net	$1,256	$1,489
Cost of revenues	(1,517)	(347)
Gross profit / (loss)	(261)	1,142
Income from grants	508	38
Research and development expenses	(2,149)	(29)
Administrative and selling expenses	(10,498)	(7,922)
Amortization of intangibles	(699)	(187)
Operating loss	(13,099)	(6,958)
Fair value change of warrant liability	8,376	9,766
Finance expenses, net	(10)	(10)
Foreign exchange (losses) / gains, net	(17)	24
Other (expenses) / income, net	(3)	84
Income / (loss) before income tax	(4,753)	2,906
Income taxes	657	-
Net income / (loss)	$(4,096)	$2,906
Net income / (loss) per share
Basic income / (loss) per share	(0.08)	0.08
Basic weighted average number of shares	51,253,591	37,769,554
Diluted income / (loss) per share	(0.08)	0.07
Diluted weighted average number of shares	51,253,591	40,987,346

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three months ended March 31, (Unaudited)
	2022	2021
Net Cash used in Operating Activities	$(19,311)	$(12,196)

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	0	-
Purchases of property and equipment	(950)	(77)
Purchases of intangible assets	(13)	-
Advances for the acquisition of property and equipment	(50)	-
Acquisition of subsidiaries, net of cash acquired	-	(3,976)
Receipt of government grants	3	-
Net Cash used in Investing Activities	$(1,010)	$(4,053)

Cash Flows from Financing Activities:
Business Combination and PIPE financing, net of issuance costs paid	-	140,693
Net Cash provided by Financing Activities	$-	$140,693

Net increase / (decrease) in cash and cash equivalents	$(20,321)	$124,444
Effect of exchange rate changes on cash and cash equivalents	(161)	15
Cash and cash equivalents at the beginning of the period	79,764	516
Cash and cash equivalents at the end of the period	$59,282	$124,975

Supplemental Cash Flow Information
Cash activities
Interest paid	$6	$-
Non-cash Investing and Financing Activities:
Stock-based compensation	$2,861	$-

Supplemental Non-GAAP Measures and Reconciliations

In addition to providing measures prepared in accordance with GAAP, we present certain supplemental non-GAAP measures.  These measures are EBITDA, Adjusted EBITDA and Adjusted Net Income / (Loss), which we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our peers.  These non-GAAP measures do not have any standardized meaning prescribed by GAAP and therefore may differ from similar measures presented by other companies and may not be comparable to other similarly titled measures.  We believe these measures are useful in evaluating the operating performance of the Company’s ongoing business.  These measures should be considered in addition to, and not as a substitute for net income, operating expense and income, cash flows and other measures of financial performance and liquidity reported in accordance with GAAP.  The calculation of these non-GAAP measures has been made on a consistent basis for all periods presented.

EBITDA and Adjusted EBITDA

These supplemental non-GAAP measures are provided to assist readers in determining our operating performance.  We believe this measure is useful in assessing performance and highlighting trends on an overall basis.  We also believe EBITDA and Adjusted EBITDA are frequently used by securities analysts and investors when comparing our results with those of other companies.  EBITDA differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include interest, income taxes, depreciation of property, plant and equipment, and amortization of intangible assets.  Adjusted EBITDA adjusts EBITDA for transactional gains and losses, asset impairment charges, finance and other income and acquisition costs.

The following tables show a reconciliation of net income / (loss) to EBITDA and Adjusted EBITDA for the three months ended March 31, 2022 and 2021.

EBITDA and Adjusted EBITDA	Three months ended March 31, (Unaudited)
(in Millions of US dollars)	2022	2021	$ change
Net income / (loss)	$(4.10)	$2.91	(7.01)
Depreciation of property and equipment	$0.42	$0.00	0.42
Amortization of intangibles	$0.70	$0.19	0.51
Finance costs, net	$0.01	$0.01	-
Other (income) / expenses, net	$-	$(0.08)	0.08
Foreign exchange differences, net	$0.02	$(0.02)	0.04
Income tax	$(0.66)	$0.00	(0.66)
EBITDA	$(3.61)	$3.01	(6.62)
Net change in warrant liability	$(8.38)	$(9.77)	1.39
One-Time Transaction Related Expenses (1)	$0.00	$5.87	(5.87)
Adjusted EBITDA	$(11.99)	$(0.89)	(11.10)

(1)	Bonus awarded after consummation of the Business Combination effective February 4, 2021.

Adjusted Net Income / (Loss)

This supplemental non-GAAP measure is provided to assist readers in determining our financial performance.  We believe this measure is useful in assessing our actual performance by adjusting our results from continuing operations for changes in warrant liability and one-time transaction costs. Adjusted Net Loss differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include one-time transaction costs and warrant liability changes.  The following table shows a reconciliation of net income / (loss) for the three months ended March 31, 2022 and 2021.

Adjusted Net Loss	Three months ended March 31, (Unaudited)
(in Millions of US dollars)	2022	2021	$ change
Net income / (loss)	$(4.10)	$2.91	(7.01)
Net change in warrant liability	$(8.38)	$(9.77)	1.39
One-Time Transaction Related Expenses (1)	$0.00	$5.87	(5.87)
Adjusted Net Loss	$(12.48)	$(0.99)	(11.49)

(1)	Bonus awarded after consummation of the Business Combination effective February 4, 2021.

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